Francis X. Ryan
1273 Ash Lane
Lebanon, PA 17042-9618

April 1, 2009

Peter LaMontagne
President
Paradigm Holdings, Inc

Re: Resignation from Board of Directors

Dear Peter,

Effective April 1, 2009, I am resigning my position on the Board of Directors of Paradigm Holdings, Inc and all related committees of the Board.

Sincerely

/s/ Francis X. Ryan

Francis X. Ryan